Exhibit 14.1

Exhibit 14.1

Code of Business Conduct and Ethics

Code of Business Conduct and Ethics ANSYS, INC. Application ANSYS, Inc. (together with its subsidiaries, “ANSYS” or the “Company”) is committed to conducting its business in accordance with the highest standards of ethical conduct and in compliance with all applicable laws, rules and regulations. This Code of Business Conduct and Ethics (the “Code of Conduct” or the “Code”) governs the business decisions made and actions taken by the Company’s employees, officers and directors and is an expression of the Company’s fundamental and core values. Those core values govern how we behave in a wide variety of frequently encountered circumstances. The core values dictate how we should behave toward our investors and customers, toward our suppliers, vendors and regulators, toward our competitors and toward each other. ANSYS’s Code of Conduct is organized in a manner designed to provide advice and guidance in the context of those relationships. Remember that, through these core values and the other standards of conduct set forth in this Code, the Company provides general guidance for resolving a variety of legal and ethical questions for employees, officers and directors. However, while the specific provisions of this Code attempt to describe certain foreseeable circumstances and to state an employee’s, officer’s and director’s obligations in such events, it is impossible to anticipate all possibilities. Therefore, in addition to compliance with the Code and applicable laws, rules and regulations, all Company employees, officers and directors are expected to observe the highest standards of business and personal ethics in the discharge of their assigned duties and responsibilities. All references in the Code to “employees” should be understood to include all employees, co-ops, interns, officers, and directors of the Company (including its subsidiaries), unless the context requires otherwise.

CODE OF BUSINESS CONDUCT AND ETHICS

Table of Contents

APPLICATION A Message from Our President and Chief Executive Officer1 A Message from Our Vice President, General Counsel, & Secretary2 Demonstrate The ANSYS INSPIRE Values3 Compliance with our Code of Conduct4 Relationships with Each Other5—Equal Opportunity5—Sexual and Discriminatory Harassment5—Maintaining a Safe Work Environment5 Responsibility to Maintain Confidentiality, Availability and Integrity of ANSYS Information7—Confidential Information7—Protecting Intellectual Property8—Records Information Management8—Proper Use of Assets9—Proper Use of Social Media9 Relationships with Stockholders and the Investing Public11—Insider Trading and Disclosures11—Quality of Public Disclosures11—Accuracy of Company Records11—Internal Controls11—Compliance with ANSYS’s Approval Procedures12—Disclosure Controls12—Media Requests12 Relationships with Customers14—Anti-Corruption14—Export Compliance15—Government Contracts16—Disclosure Regarding Human Trafficking and Anti-Slavery16 Relationships with Suppliers, Vendors, and Regulators18—Conflicts of Interest18—Gifts, Entertainment and Gratuities18—Responding to Regulatory Investigations, Inspections and Requests for Information19 Relationships with Competitors21—Anti-Competitive Behaviors21—Price Fixing21—Trade Associations22—Mergers and Acquisitions22 Responsibility to Speak Up and Seek Advice24—Communication Channels24—ANSYS Ethics Line24—Confidentiality; Retaliation24—Investigating Violations24—Disciplinary Actions25 Compliance Resources27—Communication of Policies27—The Compliance Officer27—Monitoring Compliance27—Administration of Code27—Waivers and Amendments27

A MESSAGE FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER ANSYS is a global organization with locations and business partners all over the world. Our organization was founded on the belief that integrity and ethical conduct are fundamental to our long-term success. When conducting business on behalf of ANSYS, we must not only comply with the rules and regulations that apply to our business, but we must make sound ethical business decisions that uphold the reputation and integrity of ANSYS and all of its employees and constituencies. This Code of Conduct is the key document that governs the business decisions we make and the actions taken by the Company’s directors, officers and employees, and is an extension of ANSYS’s Values and reflects our continued commitment to ethical business practices and complying with the law. Over the course of our careers, each of us will face tough decisions or an ethical dilemma. When faced with a decision involving business conduct or an ethical dilemma or concern, our Code is the guidepost for the decisions we make every day. These decisions can have a lasting impact on our organization, our employees and our customers, as well as potential consequences for our partners and suppliers. However, the Code is only a starting point. In addition to the Code, if you have questions or concerns, or need advice involving business conduct or an ethical dilemma, ANSYS has a variety of reporting resources available to you. You may raise concerns with your supervisor, Human Resources, ANSYS’s Compliance Officer, by email to compliance@ansys.com or anonymously through the ANSYS Ethics Line. Please remember that ANSYS forbids retaliation against anyone who makes a good faith report of suspected inappropriate, fraudulent or unethical conduct. Our Company is committed to remediating any substantiated issues, and employees are expected to fully cooperate with Company investigations. I encourage all of you to take time and thoroughly read through the Code and use it as a resource when you have to choose to do the right thing, even if it is hard. The integrity, reputation, and success of the Company ultimately depend upon the individual actions of our employees, officers and directors. As a result, all of us are responsible for ethical behavior in our Company and also play a vital role in reinforcing our Company’s commitment to a strong ethical culture. Our strong ethical culture will set the tone and example for others to follow to enhance relationships with our stockholders, customers, competitors, suppliers and, most importantly, our relationships with each other. President and Chief Executive Officer

A MESSAGE FROM OUR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY As the Vice President, General Counsel & Secretary of ANSYS, I am responsible for overseeing the Global Compliance Program (“the Program”) for our Company and ensuring that the Board of Directors, management and our employees have the information to allow them to understand and fully comply with the laws, rules and regulations of the jurisdictions in which we operate, that Company policies and procedures are being followed, and that the behavior in the organization meets the Company’s Code of Business Conduct and Ethics. Embedding a compliance and ethics program into our business is a perennial challenge, but a crucial one. I am very proud to be working at ANSYS which places such value on the highest compliance standards. The responsibility for maintaining our ethical performance and staying true to ANSYS’ values lies with each one of us — from the executive leadership team to all of our employees around the world. We each must take ownership of the Company’s values and ethical business conduct, and demonstrate them daily, even when those decisions are not easy. I encourage you to look to this document for guidance to align your choices with our Company values, including contacting me at compliance@ansys.com. I join Jim Cashman in assuring you that you can raise a good faith concern without fear of retaliation or other disadvantage in your career at ANSYS. When you raise concerns, we have the opportunity to remediate issues before they become more serious. Thank you for taking the time to read our Code. Not only do we want ANSYS to be the global leader in engineering simulation software, but we want to be one of the most respected and ethically strong companies in the world. Let’s work together to make that happen. Sheila S. DiNardo, Vice President, General Counsel & Secretary

DEMONSTRATE THE ANSYS INSPIRE VALUES ANSYS INSPIRE Values are core principles to guide us in our work- related activities and business decisions, and must be at the forefront of everything we do. These values help us not only comply with regulatory, legal and ethical standards, they help ANSYS be and remain a great place to work. Where our Code of Conduct or a policy does not address a particular issue, be “Inspired” by our values in always doing the right thing, even when it is hard. At ANSYS, we are committed to applying our Values to continually being “Inspired” in all of our decision, words, actions and conduct. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

COMPLIANCE WITH OUR CODE OF CONDUCT The ANSYS Code — as well as our Values, Standards of Business Conduct and policies — apply to all ANSYS employees and teams throughout the world. We also expect our business partners to comply with our Standards of Business Conduct with respect to all of their ANSYS-related activities. ANSYS subsidiaries, channel partners, business organizations, and teams may decide to implement additional standards to supplement our Code. If supplemental standards apply to you, you must always follow the stricter standard so that you comply with both our Code and team- or role-specific standards. incorporating our Code, Values and Standards of Business Conduct into your daily work routines, you will help ensure we do business the right way. Anyone who acts contrary to the principles and standards established by our Code, Values and Standards Business Conduct will be subject to up to and including termination, tent with local law. If there is ever a conflict between U.S. laws and your local laws, or if you believe there is a conflict between U.S. or local laws and this Code, please contact someone in the ANSYS Legal Department for guidance. Our Code and Values Apply to all ANSYS Employees and Organizations Globally In this document, “ANSYS” refers to ANSYS, Inc. and all of its subsidiaries, channel partners, teams and operations throughout the world. ANSYS “team members” include every ANSYS employee, independent contractor, subcontractor, temporary employee, channel partner, agent, representative, officer and board member. ANSYS “channel partners” include every ANSYS reseller, distributor, agent or other third party with whom ANSYS conducts, or proposes to conduct, business. To help us determine to do the right thing, even if it is hard, you should ask yourself the following questions before acting: • Do I consider whether I am treating my co-workers and business partners with dignity? • Am I communicating openly and honestly, and taking ownership for my actions? • Do I consider the impact of my decisions and how they will affect others? • Are my actions in my best interest or in the best interest of ANSYS? • What would my colleagues, family and friends think of my actions? • How would my actions look in the headlines of a news story or sound to a jury? When in doubt, Stop and Seek Advice. The information on the following pages will help guide you in making the right decision for ANSYS. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

RELATIONSHIPS WITH EACH OTHER We strive to create an environment that is open and supportive for all employees. Discrimination or harassment of any kind is strictly prohibited. You can find more information regarding ANSYS policies on these matters in the applicable ANSYS employee handbook or by contacting your Human Resource Business Partner or Human Resources Country Manager, as applicable. Equal Opportunity It is the policy of ANSYS to hire well-qualified people to perform the many tasks necessary to provide high-quality products and services to our customers. An integral part of this policy is to provide equal employment opportunity to applicants and employees regardless of race, color, religion, national origin, gender, sexual orientation, age, veteran status, disability or any other status protected by applicable federal, state or local law. Sexual and Discriminatory Harassment ANSYS is committed to treating all of its employees with respect and dignity. ANSYS is likewise committed to ensuring that its employees treat each other with respect and dignity. ANSYS strives to provide a safe, healthy and productive working environment. Accordingly, ANSYS seeks to keep its workplace free of violence, discrimination, harassment and retaliation. Every ANSYS employee has a personal responsibility to his or her colleagues to help eliminate actions or circumstances that threaten the character of our workplace. ANSYS requires that individuals be considered for employment opportunity on the basis of merit, as measured against objective job requirements. ANSYS intends to provide equal employment opportunity to all types of jobs and at all levels of the workforce. ANSYS will comply with all applicable laws and regulations relating to equal employment opportunity, non-discrimination and similar employee-related matters. With employees located around the world and from every walk of life, ANSYS embraces the fact that people of diverse backgrounds and experiences can come together at ANSYS to pursue a common goal. Accordingly, ANSYS’ policy strictly forbids discrimination, harassment or intimidation based on race, color, religion, national origin, gender, sexual orientation, age, veteran status, disability or any other status protected by applicable federal, state or local law. If you experience sexual or discriminatory harassment or if you believe a co-worker is experiencing such harassment, you have both a right and a duty to report it promptly. You can report such harassment to your supervisor, your supervisor’s direct supervisor, Human Resources Business Partner or ANSYS Legal Department, or speak up and raise your concern to the ANSYS Ethics Line. For U.S. employees, consult the Harassment, Discrimination and Retaliation Prevention Policy. Maintaining a Safe Work Environment Every employee is expected to perform his or her work in a safe manner, free from the influence of alcohol or drugs. ANSYS strictly prohibits the unlawful manufacture, distribution, dispensation, possession or use of a controlled substance in the workplace. In addition, employees may not possess open containers of alcohol on ANSYS’ premises without the explicit approval of Senior Management in advance. We should all be able to work in an environment free from violence and threats of violence. Workplace violence is any conduct that is sufficiently severe, offensive or intimidating to cause a person to reasonably fear for his/her personal safety or the safety of his/her family, friends, associates and/or property such that employment conditions are altered or a hostile, abusive or intimidating work environment is created. If you are aware of a workplace violence incident or a potential threat, you must immediately report such conduct or statement, either to your supervisor or manager, the Human Resources Department or the Legal Department, or to the ANSYS Ethics Line. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

STOP AND SEEK ADVICE

Q: One of my colleagues routinely comments on my clothing or appearance. Since this person is not my manager, is that sexual harassment?

A: Maybe. Telling an employee to dress more professionally is unlikely to be seen as sexual harassment. A colleague suggesting to an employee that she wear more provocative clothing as a way to impress the boss, however, could be seen as sexual harassment. Likewise, an innocent compliment, such as "That's a nice dress," would not be harassment; but if it were followed up with a sexual reference ("It really shows off your body"), that type of behavior would be inappropriate. The key is whether the behavior, occurring because of the sex of the employee, creates a hostile work environment for the employee and potentially other colleagues that work in the same environment. If you are unsure, report the conduct to your supervisor, to Human Resources or to the ***ANSYS Ethics Line***.

Q: Can ANSYS retaliate against me for raising a sexual/discriminatory harassment complaint?

A: No. ANSYS strictly forbids retaliation, and many laws prohibit retaliation against employees who report unlawful employment practices, who file a claim for workplace discrimination, or who appear as a witness on another employee's sexual harassment lawsuit.

Q: I had to work late one evening with my supervisor. She keeps alcohol in her desk and offered me a drink to "take the edge off" since we had a deadline to meet. I know this violates ANSYS policy and also interferes with maintaining a safe work environment but I'm afraid to report my supervisor as I'm due for a promotion. What should I do?

A: You need to report the misconduct immediately. While alcohol can be served at a Company-sponsored function with senior management approval in advance, the behavior described is a violation of Company policy. ANSYS strictly prohibits the unlawful manufacture, distribution, dispensation, possession or use of a controlled substance in the workplace.



To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

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RESPONSIBILITY TO MAINTAIN CONFIDENTIALITY, AVAILABILITY, AND INTEGRITY OF ANSYS INFORMATION

Confidential and proprietary information generated and gathered plays a vital role in the Company's business, prospects and ability to compete. Sensitive, technical, business and personal information must be kept private and secure. Employees are required not to disclose or distribute such confidential and proprietary information, except when disclosure is authorized by the Company or required by law or other regulations, and shall use such information solely for legitimate Company purposes. In addition, steps must be taken to protect the Company's intellectual property, and ensure respect for the intellectual property of others. Specifically, ANSYS employees must always follow:

- Employee Intellectual Property Protection Agreement;
- ***ANSYS's Intellectual Property Policy and Procedures.***

Confidential Information
Confidential information includes confidential source code, design documents, executable software, media, license keys, technical support, manuals, consulting services, and anything whereby you are providing technical information; furthermore, trade secrets, processes, designs, software, technical know-how, technical information, business and marketing plans, financial information, employee lists, organization charts, customer lists and data, product development plans and ideas, personnel data, wage and salary schedules, employee rosters and other information that is not generally known to the public or others ("ANSYS Confidential Information").

ANSYS employees should take all necessary precautions to avoid the unintentional disclosure of confidential information. Specifically, ANSYS employees should not:


Intellectual Property
Trade Marks
Patent
Industrial Design
Plant Variety
Copyright
Layout Design
Geographical Indication
Trade Secret

- Disclose confidential information under a non-disclosure agreement, unless you know the terms and conditions for permitted disclosure;
- Discuss confidential information in public — restaurants, elevators and airplanes are particularly sensitive sites;
- Work on laptop computers or other electronic devices in public without reasonable means of securing data; or
- Transmit confidential information via unsecure means.

ANSYS also works to maintain privacy of its employees' personal information. ***Personal information*** about ANSYS employees includes home address, telephone number, salary information, Social Security number and benefits information, which will be kept confidential and shared only with those who have a legal right or a legitimate business reason to access it. Accordingly, if you have access to personal information about co-workers, ANSYS' policy requires that you take every reasonable precaution to ensure that it is not misused or improperly disclosed. Please note, however, that computers, servers and other ANSYS-provided equipment are Company property. ANSYS retains the right to search and

To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

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monitor Company property without notification in advance. ANSYS also reserves the right to search employee property such as briefcases, bags and private vehicles on ANSYS’ property. In the event that you suspect an inadvertent disclosure of confidential information has occurred, please notify your supervisor and the Legal Department immediately. Examples of business information that constitutes ANSYS Confidential Information include financial information, pricing information, employee lists, organization charts, customer lists and other information, formulas, business plans, sales methods, marketing strategies, brand reputation, propriety computer programs, investment strategies, and training manuals. You are expected to safeguard all Confidential Information to which you may have access during the course of your work. Your obligation to safeguard Confidential Information is in effect during your employment or engagement with ANSYS and continues even after you are no longer an employee of ANSYS under your ANSYS Intellectual Property Agreement. For more information, please review the ANSYS Guidelines for Protecting Confidential Information or consult a member of the Legal Department. Protecting Intellectual Property ANSYS’ intellectual property is a strategic asset at the heart of the Company’s business. Intellectual property includes, but is not limited to, patents, copyrights, trademarks, trade names, and trade secrets. This IP can take the form of proprietary routines, computer programs, documentation, trade secrets, systems methodologies, marketing, sales and similar types of business information. Every ANSYS employee is responsible for advancing and protecting ANSYS’ intellectual property. ANSYS employees are required to take all necessary steps to protect ANSYS’ confidential and proprietary information, as well as patents, copyrights, trademarks, trade secrets and other forms of intellectual property. ANSYS may, from time-to-time, be called upon to share its confidential information with customers, suppliers, vendors and other collaborators. In such cases, ANSYS employees should take steps to limit the disclosure of confidential information and protect from further disclosure any confidential information that is shared through appropriate non-disclosure agreements and always follow terms for disclosing and protecting confidential information. For certain types of intellectual property, ANSYS may seek registration or listing with official property registries. For example, ANSYS may seek registration of its intellectual property with the United States Patent and Trademark Office. ANSYS’ Intellectual Property Policy and Procedures sets forth ANSYS’ policy with respect to seeking, preserving and protecting the various forms of intellectual property that ANSYS generates. If you have any questions about intellectual property, please see your supervisor or consult a member of the Legal Department. Just as ANSYS is committed to protecting the rights it has in intellectual property and all other forms of confidential information, it is likewise committed to respecting the brands, designs, software and legally protected intellectual property of others. Defend Trade Secrets Act Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (a) Where the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. See 18 U.S.C. § 1833(b) (1)). Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. See 18 U.S.C. § 1833(b)(2). To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

Records Information Management Keeping business records, and retaining them for retrieval, is an important part of our daily business. In fact, various laws require that we keep certain records for minimum periods of time. Equally important is that we know when to periodically dispose of documents that are no longer useful or do not need to be retained. However, if litigation is pending or if there is a “Legal Hold” that has been issued, you must retain all pertinent documents in accordance with instructions received from the Legal Department. Local laws regarding record retention and disposal may vary. If you have questions, please consult with the appropriate Legal Department personnel at your particular location. Proper Use of Assets Employees are required to protect the Company’s assets entrusted to them and to protect the Company’s assets in general. Employees shall also take steps to ensure that Company assets are used in a manner consistent with the Company’s guidelines. Loss, theft and misuse of Company assets have a direct impact on the Company’s profitability. All of us must be vigilant in safeguarding our user IDs and passwords. ANSYS employees may not use, download or install any unapproved hardware or software when using Company computers. We continually face the risk of intruders getting into our network to access sensitive information. One of the main ways this happens is through Social Engineering, mostly via email “phishing,” but can take on other forms too. When transmitting information using ANSYS computer resources, we must always be mindful of the following: • Email Security – Recognizing email phishing and malware; • Social Engineering – Recognizing lies or tricks to get you to share privileged, proprietary or confidential information; • Passwords – Constructing secure passwords and protecting them. Additionally, Company information should be sent only through your authorized ANSYS email accounts to the business accounts of those with a need to know the information. All ANSYS owned or leased computer hardware and software, including laptop computers, is the property of ANSYS and is provided to ANSYS employees solely for business use. ANSYS employees are responsible for protecting their assigned laptops from damage, loss and theft when they take their laptops from the office for use at home or while traveling. This policy applies equally to training laptops that are provided to remote offices. Responsible use of ANSYS’ assets enables us to transform ideas into value, compete effectively and maintain the trust of our stakeholders. Any questions concerning the protection and proper use of Company assets or regarding corporate opportunity matters should be directed to the appropriate supervisor, or the Company’s Legal Department. Proper Use of Social Media ANSYS recognizes that social computing is an important arena for organizational and individual development and that social media has become a mainstream medium in which to communicate with friends, family, co-workers, customers and partners. We also recognize that our employees are our best brand advocates. However, employees should never disclose any confidential information related to ANSYS or its customers’ or partners’ intellectual property, business strategies, proposed mergers and acquisitions, litigation, other legal matters, or material non-public information. • Never disclose ANSYS confidential or proprietary information; • Never disclose customers’ or suppliers’ confidential or proprietary information; • Never represent yourself as speaking on behalf of ANSYS, unless authorized to do so; For more information, please see the Social Media Policy. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

STOP AND SEEK ADVICE Q: My job requires me to travel and I’m not in the office on a routine basis. Sometimes it is easier for me to email confidential documents to my home computer so I can work on them at home. Is that OK? A: No. We must be vigilant in protecting the Company’s information, and sending documents to an unsecure email account may result in the unintentional disclosure of Company confidential information. Employees must always log into the network to Q: access Company information using their home computer. A longtime customer of mine recommended a training DVD that he said helped his team and boosted moral. I’d like to have my team watch it at our group meeting next quarter, but I’m already over my budget for the year and I can’t justify the cost. Can I just copy the DVD? The customer said he wouldn’t mind since I have provided him with great customer service and always go out of my way to help when issues pop up. A: No. As employees of ANSYS, we must take all necessary steps to protect confidential and proprietary information of ANSYS, as well as of our customers and suppliers. DVDs or other training materials are copyrighted; therefore, they shouldn’t be copied. If you have any questions related to any copyrighted information, please contact the Legal Department for further guidance. Q: I work in sales and I’m excited about a new release that the Company will soon be offering. I want to send out a private message on a social networking site about this release to my customers and other contacts who can pass on the word. Since it is a private message, do I need to worry about disclosing confidential information as it has not been released to the public? My manager said to “get the word out.” A: Yes. While ANSYS recognizes that employees are the Company’s best brand advocates, employees should never disclose any confidential information related to ANSYS, customers, financial, intellectual property, business strategies, proposed mergers and acquisitions, litigation and other legal matters, or any material non-public information. For more information, please read the Social Media Policy or contact a member of the Legal Department for further guidance. Q: I work as an Engineer in Sales and a customer of mine requested a letter of recommendation so she can obtain a certification. She and I have attended workshops together, and I know she is very well versed in our products and has the necessary skills needed to obtain this certification. She asked if I could provide confirmation that she has experience performing the skills claimed, not an assessment of her skills. Am I permitted to provide this recommendation? A: It depends. While there may not be a legal or compliance concern, you are making a recommendation on behalf of ANSYS. It is always best to discuss these types of situations with your supervisor or to contact the Legal Department for further guidance. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

RELATIONSHIPS WITH STOCKHOLDERS AND THE INVESTING PUBLIC During the course of our employment, we must fulfill our job responsibilities with sheer integrity and only for the betterment of ANSYS. We must always conduct ourselves in a manner that reflects positively on ANSYS and refrain from any type of behavior that would harm the Company’s reputation or financial position. Insider Trading and Disclosures As a public Company, ANSYS is subject to various federal and state laws and regulations governing trading and its securities. ANSYS is committed to the policy of complying fully and to assisting its employees in complying fully with these laws and regulations. ANSYS’ Insider Trading and Disclosure Policy and Insider Trading Procedures apply to all members of the Company’s Board of Directors, officers and employees as well as to members of such persons’ immediate families and households. One of the fundamental purposes of the federal securities laws is to prohibit so-called “insider trading.” Insider trading occurs when a person uses material, non-public information obtained through involvement with a company to make decisions to purchase, sell, give away or otherwise trade the company’s securities or provide that information to others outside the company. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person including all persons associated with the company if the information involved is material and non-public. To ensure fairness and integrity in the financial markets, ANSYS employees should not trade in ANSYS securities or those of any other company on the basis of material, non-public information acquired through employment. Material information is any information that an investor would reasonably consider important in making investment decisions. Examples include knowledge of acquisitions, divestitures, new product launches or financial information. Non-public, inside information about ANSYS must not be communicated without a legitimate business reason and express prior authorization by the Chief Financial Officer or the General Counsel of the Company. The Company depends upon the conduct and diligence of its employees in both their professional and personal capacities to ensure full compliance with ANSYS’ Insider Trading and Disclosure Policy and Insider Trading Procedures. Quality of Public Disclosures The Company is committed to providing its stockholders with complete and accurate information, in all material respects, about the Company’s financial condition and results of operations in accordance with the securities laws of the United States and, if applicable, other foreign jurisdictions. The Company strives to ensure that the reports and documents it files with or submits to the Securities and Exchange Commission, and other public communications made by the Company, include full, fair, accurate, timely and understandable disclosure. The Company’s Disclosure Review Committee is primarily responsible for monitoring such public disclosures. Accuracy of Company Records ANSYS’ business records are relied upon by officers, stockholders, creditors, governmental entities and others. They must reflect reliable and accurate reports of the Company’s financial conditions. Thus, all records of the conduct of the Company must be kept as accurately, honestly and completely as possible. There are no qualifications on this requirement. In short, the Company’s books and records must be factually supported and ethically maintained. ANSYS does not condone and will not tolerate concealing any payment by means of passing the payment through the books or accounts of third parties such as agents or consultants. Similarly, ANSYS does not condone and will not tolerate any misrepresentation or misidentification of financial and reporting data. While ANSYS’ operations are headquartered in the United States, it is aware of its duty to comply with all local and national laws relating to the accurate and complete maintenance of the Company’s financial books and records. Accordingly, ANSYS employees across the globe are expected to be honest, objective and loyal in the performance of recordkeeping responsibilities. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

Internal Controls Internal controls are systems and processes that combine policies, authorizations and procedures with proper accounting and management tracking. This reporting is designed to ensure that business operations are properly managed. The Company has in place a set of internal controls that provides reasonable assurances that: • Transactions are properly authorized and accurately recorded based on Company policies and procedures; • Company assets are adequately safeguarded; • Financial and management reporting is reliable and accurate, and reflects actual business activity; • Activities comply with applicable legal requirements; and • Business operations are effective and efficient. Creating and complying with strong and effective internal control systems is ultimately the responsibility of each employee with respect to his or her area of operation. Compliance with ANSYS’s Approval Procedures (Signature Authority) To ensure that legally binding agreements with third parties are properly authorized and approved financial expenditures and commitments, the Company has adopted procedures that employees must follow. Employees are required to familiarize themselves and comply with the Company’s approval procedures. Prior to being executed by the Company, all contracts must be reviewed and approved by authorized Company management in accordance with the Contract Administration and Signature Authority Policy, the Signature Authority and Financial Approval Checklist and the Purchasing Procedures. The required approvals vary depending on the type, term and aggregate financial commitment represented by the contract. The “aggregate financial commitment” means the estimated amount that the Company will be obligated to pay in funds or to deliver in products or services over the stated term of the contract. Such amounts include fixed, minimum and estimated variable amounts the Company is obligated to pay in funds or deliver in products or services. It is a violation of this Policy to divide a transaction into two or more smaller transactions, or to split an invoice, to reduce the level of required approvals. For more information, please review the Contract Administration and Signature Authority Policy or contact the Company’s Legal Department. Disclosure Controls The Company is careful to control the dissemination of information concerning ANSYS’ business through appropriate channels in a timely manner. The Company uses disclosure controls to manage the dissemination of business information. Disclosure controls are systems and processes that help ensure that important information is made available to the right people at the right time. The Company requires every area of the business to maintain disclosure controls to provide adequate assurance that significant information is reported to the appropriate levels of the Company so that the appropriate business steps can be taken to address any issues and so that the Company can consider whether the information should be disclosed externally. Media Requests Unless you are a designated employee, you must refer all inquiries from the media or other third parties to the Company’s Marketing Department and all inquiries from financial analysts, investors, or prospective investors to Investor Relations or the Chief Financial Officer. You should refer any government inquiries about ANSYS to the General Counsel or to the Legal Department. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

STOP AND SEEK ADVICE Q: We were at a family wedding and my uncle told me he was going to sell his ANSYS stock to help pay for his son’s master’s degree. I work in Finance and soon the Company will be releasing earnings and making an announcement that will most likely affect the stock price in a favorable way. Is it OK to share this information with my uncle, since he has already considered selling his stock and this information will be public knowledge in a few days? A: No. This would be considered “tipping.” The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the company if the information involved is material and non-public. If you think someone has acted on a tip or is engaging in insider trading, you should contact Investor Relations or the Chief Financial Officer immediately. If you would like to remain anonymous, you can contact the ANSYS Ethics Line. Q: I’m new to the Company and not currently in a management role. I’m eager to get my work done in a timely manner but sometimes I rush things through trying to make a good impression on my boss, and I may not be recording my transactions accurately. Can I be held legally responsible for failing to report ANSYS information accurately? A: Yes. Although executive management must sign off on the Company’s financials, almost every employee records some transactions, and these affect our Company’s financial reports. When in doubt, stop and seek advice, and be sure that every transaction you record is accurate. “We must always conduct ourselves in a manner that reflects positively on ANSYS and refrain from any type of behavior that would harm the Company’s reputation or financial position.” To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

RELATIONSHIPS WITH CUSTOMERS Anti-Corruption ANSYS seeks to conduct all business in an honest and ethical manner across the globe. We must never make or receive improper payments that could put our Company at risk for criminal, administrative, and civil penalties. Likewise, we must act diligently with respect to agents, representatives and others working on behalf of ANSYS in regards to their compliance with all anti-corruption laws. ANSYS takes a zero-tolerance approach to bribery and corruption and is committed to acting professionally, fairly and with integrity in all of our business dealings and relationships wherever we operate. In many of the countries where we do business, laws have been enacted that strictly prohibit us from making or receiving improper payments anywhere in the world. Examples of these laws are the U.S. Foreign Corrupt Practices Act (FCPA), and the UK Bribery Act. These laws carry severe penalties, including significant fines and even imprisonment. Anti-corruption and anti-bribery laws are often difficult to understand and apply. Employees who conduct business outside the United States should carefully review the Anti-Corruption Policy and consult the Legal Department for further guidance. Understanding Anti-Corruption What is Bribery? A bribe involves giving or offering to give anything of value to a public official for the purpose of influencing a discretionary decision. While we all know that bribes can include payments to a government official to obtain or retain business, you should also know that bribes could be payments made for the purpose of influencing a government inspection or audit, or receiving a government permit, license or other approval, or to influence the outcome of a vote on legislation. Agents and Representatives The payment of anything of value to influence a public official may be illegal even if someone else makes the payment. ANSYS and its directors, officers and employees may be liable for bribes paid by third-party agents or consultants acting on ANSYS’ behalf. Similarly, the payment of anything of value may be a bribe even if it goes to a relative or friend of the public official, but not to the public official. Travel and Entertainment Incurring ordinary travel and entertainment expenses may be legal so long as they are reasonable and necessary for a legitimate business purpose. However, employees should consult with their supervisor or the Company’s Legal Department, regarding particular expenses and the laws applicable in particular jurisdictions. Accurate Recordkeeping Whenever payments are made by ANSYS, those payments must be accurately recorded in ANSYS’ books and records. Approved payments to public officials should be treated no differently. The payments should accurately reflect the amount, recipient and approval of any approved payment to a public official. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

Export Compliance All of us have a responsibility to comply with global trade laws, including export controls, sanctions, customs and anti-boycott regulations. Failure to comply with global trade laws can have serious consequences for our Company; therefore, ANSYS is fully committed to compliance with the United States’ export and import laws and all applicable regulations governing the export, re-export or import of ANSYS products (including hardware and software), services and technology. ANSYS’ Export and Import Compliance Team is responsible for providing guidance and support of ANSYS’ Global Export and Import Compliance Policy. ANSYS’ products, services and technology are subject to export and import controls administered by the United States including, but not limited to, the United States Department of Commerce Export Administration Regulations (EAR), the International Traffic & Arms Regulations (ITAR) as well as other regulations related to international dealings. ANSYS must also comply with the import and export controls of the member states of the European Union, and other applicable jurisdictions. All ANSYS products, hardware, software, services and technology are subject to the following: • Diversion contrary to U.S. or other applicable laws of any ANSYS product, service or technology is prohibited; • ANSYS’ products, services and technology are prohibited for U.S. export or re-export to Cuba, Iran, North Korea, Sudan and Syria; • ANSYS’ products, services and technology are prohibited for U.S. export or re-export to any person or entity listed on the various U.S. and other government-denied parties lists including, but not limited to, the U.S. Department of Commerce Denied Persons List and the U.S. Department of the Treasury’s List of Specially-Designated National Specially Designated Narcotics Traffickers or Specially Designated Terrorists; and • ANSYS’ products, services and technology are prohibited for use with chemical or biological weapons, sensitive nuclear end-users or missiles, and drones or space launch vehicles capable of delivery of such weapons. Exports of products, services and technology are a significant part of ANSYS’ sales. Adherence to export control laws and regulations is essential to this process. Failure to comply may subject ANSYS and/or its employees to penalties including fines, imprisonment and loss of export privileges. Accordingly, ANSYS is committed to compliance with all export control laws and regulations pertaining to its operations. ANSYS will conduct all of its export-related activities including sales and shipments and production and transfer of technology in a manner designed to satisfy its obligations under export laws and regulations of the United States and of the other countries in which it conducts business. See Export Compliance Manual. Government Contracts Providing products, services and technology to government clients is a very important part of ANSYS’ business. However, whether the Company is doing business with the U.S. federal government, states or cities, or with other countries or localities, public sector contracts are often subject to numerous laws and regulations that do not apply to private contracts. These laws and regulations often include specific compliance and reporting requirements ranging from minimum wage and benefit obligations to equal employment opportunity and small business subcontracting requirements, to the identification of the country of origin for products sold. To meet its ethical, legal and contractual obligations and to protect the Company, its employees and its stockholders, ANSYS is committed to complying with all public sector contract requirements. Failure to comply with the applicable laws and regulations applying to government contracts can have dire professional and personal ramifications. Depending on the circumstance, non-compliance can put the Company and its employees, officers and directors at risk of civil or criminal liability, or both. Under the U.S. federal acquisition system, penalties can include debarment from entering into any federal contracts for up to three years, payment of treble damages under the federal False Claims Act, and, in some cases, criminal prosecution. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

Employees working on bids for, the implementation of and compliance with public sector contracts should work closely with the Legal Department. The Company and its employees must ensure that adequate internal controls are in place to meet all government compliance and reporting requirements and that these controls are diligently followed. Gifts to Government Employees ANSYS employees are strictly prohibited from providing or receiving anything of value for the purpose of obtaining or rewarding favorable treatment in connection with a government contract. Similarly, government officials are usually prohibited from accepting gifts, gratuities or entertainment in connection with the awarding of a government contract. Accordingly, ANSYS employees who interact with government counterparts, should never provide anything of value to a government employee without the express permission of the Legal Department. See Government Contracts Guide. Disclosure Regarding Human Trafficking and Anti-Slavery ANSYS does not condone or support practices such as human trafficking, physical abuse of workers or any form of child labor. If you have any questions about anti-slavery or human trafficking laws, please contact a member of the Legal Department. “ANSYS does not condone and will not tolerate concealing any payment by means of passing the payment through the books or accounts of third parties such as agents or consultants.” To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

STOP AND SEEK ADVICE Q: I’m new to ANSYS and work in sales. What countries, entities or persons is ANSYS prohibited from exporting products to? A: ANSYS’ products, services and technology are prohibited for U.S. export or re-export to Cuba, Iran, North Korea, Sudan and Syria. This list can change frequently due to world events and changes in U.S. foreign policy. ANSYS’ products, services and technology are prohibited for U.S. export or re-export to any person or entity listed on the various U.S. and other govern- ment-denied parties lists including, but not limited to, the U.S. Department of Commerce Denied Persons List and the U.S. Departent of Treasury’s List of Specially Designated National Specially Designated Narcotics Traffickers or Specially- Designated Terrorists. When in doubt, contact a member of the Export Compliance Team. Q: Who are considered Government Officials? A: Sometimes, it is not always obvious who “Government Officials” are. While we must never engage in any activity that can be interpreted as improperly influencing a government official, first we need to understand who is a “Government Official.” A “Government Official” may include: • Officials and employees at all levels of government; • Military personnel; • Candidates for political office and political parties; • Employees of government-owned or controlled businesses. If you are still unsure who may be a government official or if you have any questions about ANSYS’ Anti-Corruption program, consult the Legal Department for further guidance. Q: We recently invited a potential customer, who would be Considered a government official, for a visit. We have made all the arrangements including paying for his site visit. When I informed the customer that all the arrangements had been made, I was asked if we could include a sight seeing trip to “make the trip worth while .“I’ m afraid if I say no, we will not be awarded the contract. What should I do? A: It is not acceptable for an employee (or anyone on an employee’s behalf) to give, promise to give, or offer a gift or hospitality to gain a competitive business advantage. We must never make or receive improper payments which could put our Company at risk for criminal, administrative and civil penalties. If you are confronted with a situation like this, immediately contact a member of the Legal Department or report this concern through the ANSYS Ethics Line. Q: We are in the mids to f contract negotiations. Negotiations have been ongoing and we need to close on the deal by the end of the quarter. I know that the U.S. Government Contracting Officer is a huge go lff an, and I would like to send him passes to an upcoming tournament. These are my personal passes that I have paid for and the company would not in cur the expense. Would it be OK to provide this gift to the Contracting Officer? A: No. ANSYS employees are strictly prohibited from providing or receiving anything of value for the purpose of obtaining or rewarding favorable treatment in connection with a government contract. For more information, please consult the Government Contractors Guide. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

RELATIONSHIPS WITH SUPPLIERS, VENDORS AND REGULATORS ANSYS employees are expected to advance the best interests of ANSYS while performing their jobs. We must conduct ourselves in a manner that reflects positively on ANSYS and refrain from any type of behavior or situation that would harm the Company’s reputation or commercial advantage. With this principle in mind, you should take particular care if you are responsible for selecting or dealing with a supplier or vendor on behalf of ANSYS. Your personal interests and relationships must not interfere or appear to interfere with your ability to make decisions in the best interest of ANSYS. When selecting suppliers, always follow applicable Company procurement guidelines and be mindful of recognizing improper influences. Conflicts of Interest A conflict of interest arises when an employee has a personal relationship, or a financial or other interest, with a vendor or supplier that could interfere with his or her obligations to ANSYS. Conflicts of interest may also arise when employees use their position with ANSYS for personal gain. Conflicts of interest may arise in many situations. They can arise when an employee takes an action or has an outside interest, responsibility or obligation that may make it difficult for him or her to perform the responsibilities of his or her position objectively and/or effectively in the best interests of the Company. ANSYS requires that employees promptly disclose all potential conflicts of interest and promptly take actions to eliminate the conflict when the Company requests them to do so. ANSYS employees should also be mindful when doing business with relatives and friends who are employed by or invest in customers or suppliers of the Company. Generally, ANSYS employees should refrain from dealing with vendors or suppliers on behalf of ANSYS in which their relatives or friends have substantial financial interests. Therefore, employees must disclose their potential conflict promptly upon learning of it via the Conflicts Disclosure Form. For more information and for forms and guidance in disclosing potential conflicts, please consult the Conflicts of Interest Policy. Gifts, Entertainment and Gratuities ANSYS conducts its business on the basis of the superior value of products, technology and services that it sells. Accordingly, ANSYS’ policy on gifts, entertainment and gratuities is designed to preserve and maintain its reputation as a global leader in its market, acting with integrity and motivated only by legitimate business considerations. Receiving gifts, entertainment or other gratuities from people with whom ANSYS does business is generally not acceptable because doing so may imply an obligation on the part of the Company and, therefore, potentially pose a conflict of interest. ANSYS recognizes, however, that there may be times when circumstances may require our employees to accept meals or entertainment from a supplier. Here are some general guidelines to follow in those situations: • ANSYS employees should never ask for meals or entertainment from any customer or supplier; ANSYS employees may not accept meals or entertainment in exchange for doing or promising to do something for a customer or supplier; • ANSYS employees should accept meals and entertainment only when the costs involved are in line with local customs for business-related meals and entertainment. For example, ordinary business meals and attendance at local sporting events generally are acceptable; • ANSYS employees should not accept gifts in exchange for doing or promising to do anything for the customer; • ANSYS employees should not accept gifts of more than modest value. Examples of acceptable gifts include a logo pen or t-shirt or a small gift basket at holiday time. Gifts of symbolic value such as trophies and statues that are inscribed in recognition of a business relationship may be acceptable. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

Responding to Regulatory Investigations, Inspections and Requests for Information ANSYS may be subject to regulatory oversight, inspections and requests for information. It is ANSYS’ policy that its employees should be courteous to all government inspectors. Subject to notifying and receiving approval from the Legal Department, ANSYS will provide information that government officials are entitled to during any inspection or investigation, or in response to a request for information. Employees should be mindful that during a government inspection, investigation or request for information, they should not: • Conceal, destroy or alter any Company documents; • Lie, or make misleading statements to a government investigator; • Obstruct the collection of information, data or records; or • Attempt to cause another employee to fail to provide accurate information. When employees are approached by government agents who are seeking information in connection with a review, inspection or investigation, they should contact the ANSYS Legal Department as soon as possible. Additional guidance on dealing with regulators, government auditors and investigators can be found in the ANSYS Government Investigations, Warrants, Subpoenas and Attorney Communications Policies and Procedures. “Your personal interests and relationships must not interfere or appear to interfere with your ability to make decisions in the best interest of ANSYS.” To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

STOP AND SEEK ADVICE Q: I am a developer for ANSYS and my daughter just took a position with a competitor of ANSYS. Her job is purely administrative with limited or zero access to sensitive information. Do I need to report this as a conflict of interest? A: Yes. Under ANSYS’ Conflicts of Interest Policy, you must promptly disclose this situation, via the Conflicts Disclosure Form, as a potential conflict of interest. The Compliance Team will determine whether a conflict actually exists based on the circumstances you described and provide you the appropriate determination. Q: Recently my request to engage in part-time employment outside of ANSYS was approved; however, I cannot keep up with the demands of both my daytime and nighttime responsibilities. Sometimes, I need to make phone calls during the day to catch up with my work from the night before. I’m using my personal phone and it doesn’t take up that much time. Is it all right to do this from work? A: No. Your primary responsibility, allegiance and attention while at work must be to your assigned duties at ANSYS. If your outside work activity causes or contributes to job-related problems at ANSYS, you may be asked to discontinue the outside employment, and you may also be subject to the normal disciplinary procedures for dealing with the resulting job-related problem(s). I am a member of executive management and my son has Q: applied for employment with ANSYS in an engineering role that is outside of my department. Is it acceptable for ANSYS to hire him? A: It depends. Family members of executive management may only be hired by ANSYS after disclosure to the Compliance Team and with the approval of the ANSYS Board of Directors. Q: I am employed in the IT department and I have been asked to join the Board of Directors of a local construction firm that has no business relationships with ANSYS. Am I permitted to do this? A: It depends. Invitations to join boards must be disclosed via the Conflicts Disclosure Form under the Conflicts of Interest Policy. Based on the facts described, the Compliance Team will determine if an actual or apparent conflict exists and will provide the appropriate determination To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

RELATIONSHIPS WITH COMPETITORS Anti-Competitive Behaviors ANSYS is committed to leadership in the area of ethical, aggressive global product marketing. ANSYS is committed to compliance with all regulations concerning anti-competitive behavior and it is the policy of ANSYS to comply with all applicable anti-trust laws and regulations. Anti-trust laws make it illegal for companies to enter into agreements that fix prices, divide markets, limit production or otherwise interfere with the normal operation of market forces. ANSYS’ policy is that all employees strictly comply with anti-trust laws and the competition and anti-monopoly laws of all countries, states and localities in which ANSYS conducts business. It is very important that ANSYS employees understand the nature of anti-trust activity so that they may avoid impropriety or even the appearance of participation in anti-competitive behavior. Price Fixing Anti-trust laws specifically prohibit the practice of price fixing. Price fixing involves any agreement among competitors that tends to raise, lower or stabilize prices or rig bids. ANSYS may run afoul of the anti- trust laws by discussing price ranges or policies with its competitors. Accordingly, ANSYS employees should take care to refrain from entering into agreements with competitors including channel partners that fix prices or the terms of sale that will be charged to customers. ANSYS’ prices and bid amounts should be developed independently without reliance upon any agreement or discussion with a competitor or channel partner. Any communication with competitors should be taken with the utmost care so as to avoid impropriety or even the appearance of impropriety. To avoid any appearance of engaging in anti-competitive behaviors with our competitors, ANSYS employees should take care to: • Avoid discussing topics such as prices, pricing strategies, product or marketing plans or terms of sale with competitors. If a competitor initiates a conversation regarding those subjects at a trade associ- ation meeting or other industry-wide gathering, ANSYS employees should excuse themselves from the meeting and inform their supervisors of the discussion; • ANSYS employees should decline to enter into agreements with competitors concerning prices, production volumes, customers or sales territories; • ANSYS employees and sales force should avoid linking the purchase of one ANSYS product to another or to take any other action that has the effect of forcing customers to purchase products they might not otherwise need; • ANSYS employees should refrain from disparaging the products or services of competitors; and • ANSYS employees should only collect competitive information through proper public or other lawful channels. ANSYS employees should not use information that was obtained illegally or improperly, including through misrepresentation, invasion of property or privacy, or coercion. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

Trade Associations ANSYS participates in a number of trade associations. Trade association meetings can be legitimate forums for discussing topics common to ANSYS’ industry, including, but not limited to, legislation, safety, public policy, etc. Special care should be taken, however, to note that trade associations are essentially meetings with competitors, therefore, ANSYS employees should: • Refresh their understanding of anti-trust policies and practices before attending a trade association meeting; • Avoid conversations about prices, markets, customers, volume, strategy, etc.; and • Be sure to advise their supervisors if topics at trade association meetings begin to focus on these sensitive subject matter areas. Mergers and Acquisitions In many markets, mergers, acquisitions and joint ventures are regulated by anti-competition authorities. ANSYS employees should consider the anti-competition ramifications of any proposed business arrangement, paying special attention to the following: • Adhering to confidentiality agreements in connection with due diligence or merger negotiations and avoiding sensitive competitor information; • Refraining from discussing market share, market dominance or other related strategies that reflect an anti-competitive intent or attitude; and • Contacting the Legal Department if you have any questions about this policy or local anti-trust laws. “Any communication with competitors should be taken with the utmost care so as to avoid the appearance of impropriety.” To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

STOP AND SEEK ADVICE Q: I have agreed to be a panel speaker at an upcoming trade conference; however, I just learned that a former colleague, who works for a competitor, will also be a panel speaker. There will be a cocktail party after the conference and I’m nervous that I will end up in an uncomfortable conversation with my former colleague. If that happens, what should I do? A: If your former colleague engages in any anti-competitive behaviors such as discussing prices, pricing strategies, product or marketing plans or any type of terms of sale, immediately end the conversation and walk way. Additionally, you should make note of the conversation and consult the Legal Depart ment or contact the ANSYS Ethics Line as soon as possible. Q: I just received an email from a customer that was not intended for me. The email included a competitor’s pricing strategy and other sensitive information regarding a bid on an upcoming contract. The customer immediately called me and asked me to delete the email, but is there anything else I should do? A: Yes. You should immediately inform your supervisor and seek guidance from the ANSYS Legal Department. Since you were not the intended recipient, and even though you deleted the information, it may still put the company at risk. ANSYS employees should only collect competitive information through proper public or other lawful channels. ANSYS employees should not use information that was obtained illegally or improperly, including through misrepresentation, invasion of property, privacy, or coercion. ANSYS Ethics Line • Telephone: 1-855-729-0134 (US & Canada) • Internet: https://secure.ethicspoint.com/ domain/media/en/gui/1543/index.html • Mail: Compliance Officer 2600 ANSYS Drive, Canonsburg, PA 15317 • E-mail: compliance@ansys.com When you speak up and seek advice, we have the opportunity to remediate issues before they become more serious. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

RESPONSIBILITY TO SPEAK UPAND SEEK ADVICE Communication Channels Every employee is encouraged to act proactively by asking questions, seeking guidance and reporting any suspected violations of the Code, the Program, other policies and procedures of the Company, or any governing law, rule or regulation. If any employee believes that actions have taken place, may be taking place, or may be about to take place that violate or would violate the Code, he or she is expected to bring the matter to the attention of the Company. This can be done anonymously using the ANSYS Ethics Line: ANSYS Ethics Line • Telephone: 1-855-729-0134 (US & Canada) • Internet: https://secure.ethicspoint.com/domain/media/en/ gui/1543/index.html • Mail: Compliance Officer, 2600 ANSYS Drive, Canonsburg, PA 15317 Employees seeking advice on ethics-related issues or reporting potential violations may also contact his or her supervisor, the ANSYS Legal Department, Human Resources or compliance@ansys.com. The ANSYS Ethics Line should not be used in bad faith, or in a false or frivolous manner, or to report personal grievances not involving violations of the Code, a policy or procedure, or other legal or ethics- related issues. A – Always check the Code of Business Conduct and Ethics; N – No retaliation for reporting concerns; S – Speak up; Y – You are responsible for the ethical behavior in our company; S – Seek advice. Confidentiality; Retaliation While employees may report potential Code violations anonymously, the Company prefers that employees identify themselves in order to facilitate the Company’s ability to undertake appropriate steps to address the report, including conducting any appropriate investigation. If an employee wishes to remain anonymous, the Company will use reasonable efforts to protect the confidentiality of the reporting person subject to applicable law, rule or regulation or to any applicable legal proceedings. In the event the report is made anonymously, however, the Company may not have sufficient information, without knowing the identity of and talking to the reporting employee, to look into or otherwise investigate or evaluate the allegations. Accordingly, persons who make reports anonymously should endeavor to provide as much detail as is reasonably necessary to permit the Company to look into, investigate and evaluate the matter(s) set forth in the anonymous report. Employees must cooperate with investigations into potential Code or other violations as a condition of their employment. Failure to cooperate may result in discipline, up to and including termination of employment. Any employee involved in any capacity in an investigation of a possible violation of the Code must not discuss or disclose any information to anyone not involved in conducting the investigation unless required by applicable law, rule or regulation or by any applicable legal proceeding or when seeking his or her own legal advice, if necessary. The Company expressly forbids any retaliation against any employee for reporting suspected misconduct. Any person who participates in any retaliation is subject to disciplinary action, up to and including termination of employment. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

Investigating Violations If the Company receives information regarding an alleged violation of the Code, the persons authorized by the Company’s Legal Department to investigate alleged violations shall, as appropriate: • Evaluate such information as to gravity and credibility; • Initiate an informal inquiry or a formal investigation with respect thereto; • Prepare a report of the results of such inquiry or investigation, including recommendations as to the disposition of such matter; • Make the results of such inquiry or investigation available to the Company’s Legal Department for action (including, if appropriate, disciplinary action); and • Note in the report any changes in the Code necessary or desirable to prevent further similar violations or to appropriately address any areas of ambiguity, confusion or omission in the Code. The Board of Directors or a committee thereof will periodically receive a report of all such alleged violations and the outcome of the inquiry or investigation thereof and shall have access to all reports prepared regarding alleged violations of the Code. Disciplinary Actions Employees failing to comply with the Code or related ethical policies of the Company will be subject to appropriate disciplinary action as determined by the Company’s officers, subject to the supervision of the Board of Directors or a committee thereof or, in the case of accounting, internal accounting controls or auditing matters, the Audit Committee of the Board. The disciplinary measures include, but are not limited to, counseling, verbal or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment or service to the Company and restitution. Persons subject to disciplinary measures may include, in addition to the violator, others involved in the violation such as (i) persons who fail to use reasonable care to detect a violation, (ii) persons who were asked to provide information regarding a violation, but either failed to cooperate or withheld material information regarding the violation, and supervisors who attempt to retaliate against employees for reporting violations or violators. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

STOP AND SEEK ADVICE Q: An investigation related to misconduct by someone on my team has just concluded. While they were cleared of wrong- doing, I still believe there was a lapse in judgment on their part. I’m afraid my strong feelings about the issue will impact my ability to manage the individual. I’m not sure what to do. A: Since the person was not found to have violated the Code or any policy, it is against the law and Company policy to retaliate against this individual. Instead, reach out to your supervisor, Human Resources or the Legal Department and express your concerns. They may be able to provide you the guidance on how to manage this individual. “If any employee believes that actions have taken place, may be taking place, or may be about to take place that violate or would violate the Code, he or she is expected to bring the matter to the attention of the Company.” To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

COMPLIANCE RESOURCES Communication of Policies ANSYS provides a copy of the Code to all employees, officers and directors upon beginning service at the Company, and updates are provided upon any change to the Code. A copy of the Code will also be accessible to all employees, officers and directors through the ANSYS Intranet Home Page. Annually, the Company will require employees to acknowledge that he or she has received a copy of the Code, has read it and understands that the Code sets forth the Company’s expectations regarding employee conduct. Adherence to these requirements is a condition of both initial and continuing employment. Periodically, the Company may conduct training sessions on the Company’s ethical and business guidelines for new and/or continuing employees, officers and/or directors. ANSYS employees will be expected to participate fully in the compliance training process and to document their participation. The Compliance Officer The Company’s General Counsel is responsible for oversight and administration of the Company’s Global Compliance Program and compliance team. You may contact the Company’s General Counsel to ask any questions or report any concerns that you have relating to any of the issues covered in this Program. All questions or concerns that you have relating to the Program may be posed anonymously to the Compliance Team or through the ANSYS Ethics Line. In no event will any employee who raises a question or concern regarding the Program be subject to any retaliation or other adverse action on the basis of the question(s) or concern(s) that the employee has raised. The Compliance Team will also periodically assess the Program or its component parts to ensure the efficacy and implementation of the Program. Monitoring Compliance The Company’s officers, under the supervision of the Board of Directors, will monitor and audit compliance with the Code. The Company’s officers periodically report to the Board or a committee thereof on the Company’s compliance efforts including, without limitation, regular reporting of alleged violations of the Code and the actions taken with respect to each violation. Administration of Code The Board of Directors of the Company, is responsible for administering the Code of Conduct and the supporting Compliance Program. The Board has established these procedures for implementing, administering and monitoring the Compliance function. Keep in mind that administration of the Code includes periodically reviewing the Code and proposing any changes to the Code that are deemed necessary or appropriate. ANSYS is built upon trust, reputation, and a culture of compliance. The Company’s Code, supported by its Compliance Program, is our shared guide to appropriate conduct in the course of our business. The success of ANSYS depends upon the ability of the Company to be agile, while remaining in full compliance with all governing laws, rules and regulations. The Program also ensures that the most valuable asset that ANSYS possesses — its reputation — remains not only intact, but unimpeachable. ANSYS’ reputation for ethical and responsible behavior is the best calling card any of us can have. Ensuring ethical and responsible behavior by ANSYS employees around the world is the responsibility of every Company employee. In a business as widespread and comprehensive as ours, with partners and collaborators from all walks of life, maintaining that reputation requires a demonstrated commitment from all of us. The Company is committed to providing its employees with the training and guidance necessary to reach a full and complete understanding of the compliance responsibilities that each ANSYS employee bears. Waivers and Amendments No waiver of any provisions of the Code as applied to officers, members of the Company’s finance staff or directors of the Company shall be effective unless first approved by the Board and promptly disclosed to the Company’s stockholders in accordance with applicable United States securities laws and/or the rules and regulations of NASDAQ. Any waivers of the Code for other employees may only be made by the General Counsel. All amendments to the Code must be approved by the Board and must be promptly disclosed to the Company’s stockholders in accordance with applicable United States securities laws and/or the rules and regulations of NASDAQ. No such waivers have been granted nor do we anticipate that any such waivers will be granted. To report suspected violations of the Code of Conduct, contact the ANSYS Ethics Line. The ANSYS Ethics Line is available 24 hours a day and is managed by an outside service provider, independent of ANSYS.

ANSYS, Inc. Southpointe, 2600 ANSYS Drive Canonsburg, PA 15317 U.S.A. © 2016 ANSYS, Inc.